===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 5, 1999

                                     0-7349
                            (Commission File Number)

                              --------------------

                                 eNote.com Inc.
                       (formerly Webcor Electronics, Inc.)
                 (Name of small business issuer in its charter)

                               Delaware 59-345315
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                  185 Allen Brook Lane Williston, Vermont 05495 (Address of
              registrant's principal executive office)

                                 (802) 288-9000
                         (Registrant's telephone number)

                              --------------------

                  This Amendment No. 1 amends and supplements the following items of eNote.com Inc.'s (the "Company's") Current Report on Form 8-K, filed April 20, 1999 (the "Report").

ITEM 7.           Financial  Statements,  Pro Forma  Financial  Information  and
                  Exhibits.

                  The information contained in subitems (a) and (b) of Item 7 of the Report are hereby amended and supplemented to read as follows:

         (a)      Financial Statements of Business Acquired.

                  The audited financial statements of the business acquired in the transaction described in Item 2 ("Navis") for the year ended December 31, 1998, and unaudited financial statements of Navis for the years ended December 31, 1997 and December 31, 1996, together with the notes to such financial statements are set forth on the following pages. The audited financial statements of Navis for the year ended December 31, 1998 set forth on the following pages are different than the audited financial statements of Navis for the same period included in the Company's Quarterly Reports on Forms 10-Q for the periods ended June 30, 1999 and September 30, 1999; these differences result from the correction of certain errors that the Company believes are immaterial.

137 South Street, Boston, MA 02111 o (617) 451-9720
Fax o (617) 695-0519

                Kelleher & Company, Certified Public Accountants


To the Board of Directors and Stockholders
Navis Technologies, Ltd.

We have audited the accompanying balance sheet of Navis Technologies, Ltd. as of December 31, 1998, and the related statements of income, accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Navis Technologies, Ltd. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KELLEHER & COMPANY
December 21, 1999

                            Navis Technologies, Ltd.
                                  Balance Sheet
                                  December 31,

                                                                         (audited)   (unaudited)  (unaudited)
                                                                           1998         1997         1996
                                     ASSETS
Current Assets
  Cash and cash equivalents                                              $ (22,807)   $  49,397   $  38,105
  Accounts receivable                                                       18,159       32,066          --
  Inventories                                                                2,770        2,770          --
                                                                         ----------------------------------
Total current assets                                                        (1,878)      84,233      38,105

Property and equipment, net                                                 33,762        8,907          --
                                                                         ----------------------------------
  Total assets                                                           $  31,884    $  93,140   $  38,105
                                                                         ==================================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (Deficit)
Current liabilities
  Accounts payable                                                       $  84,343    $  10,190   $  12,183
  Accrued expenses                                                         113,016        4,929          --
  Notes Payable (note 3)                                                   646,947           --          --
                                                                         ----------------------------------
  Total current liabilities                                                844,306       15,119      12,183
                                                                         ----------------------------------
  Total liabilities                                                      $ 844,306    $  15,119   $  12,183
                                                                         ----------------------------------

Stockholders' Equity (deficit)
Common stock, $.01 par value, 1,000 shares authorized, 500               $       5    $       5   $       5
  shares issued and outstanding
Additional paid-in capital                                               $     195          195         195
Retained Earnings (Deficit)                                               (812,622)      77,821      25,723
                                                                         ----------------------------------
Total stockholders' equity (deficit)                                      (812,422)      78,021      25,923
                                                                         ----------------------------------

Total liabilities and stockholders' equity (deficit)                     $  31,884    $  93,140   $  38,105
                                                                         ==================================

The accompanying notes are an integral part of these financial statements.

                            Navis Technologies, Ltd.
                             Statement of Operations
                          For years ended December 31,

                                       (audited)   (unaudited) (unaudited)
                                         1998         1997        1996

Net revenue                           $(175,147)   $ 409,720   $ 117,478
                                      ----------------------------------

Operating expenses:
  Selling, general and administrative   714,560      336,691      89,255
                                      ----------------------------------
Total operating expenses                714,560      336,691      89,255
                                      ----------------------------------
Net income (loss)                     $(889,707)   $  73,029   $  28,223
                                      ==================================

The accompanying notes are an integral part of these financial statements.

                            Navis Technologies, Ltd.
                             Statement of Cash Flows
                          For years ended December 31,

                                                       (audited)     (unaudited)  (unaudited)
                                                         1998           1997          1996
                                                         ----           ----          ----
Cash flows from operating activities:
  Net income                                           $(889,707)   $  73,029    $  28,223
  Adjustments to reconcile net loss
  to net cash used in operating activities:
    Depreciation and amortization                             --       18,426           --
    Changes in assets and liabilities:
      Accounts receivable                                 13,907      (32,066)          --
      Accounts payable                                    73,418       (1,993)      12,183
      Accrued Expenses                                   108,087        4,929           --
                                                       ---------    ---------    ---------
Net cash used in operating activities                   (694,295)      62,325       40,405
                                                       ---------    ---------    ---------
Cash flows from investing activities:
  Purchases of property and equipment                    (24,855)     (27,333)          --
                                                       ---------    ---------    ---------
Net cash used in investing activities                    (24,855)     (27,333)          --
                                                       ---------    ---------    ---------
Cash flows from financing activities:
  Proceeds from (repayment of) long-term debt            646,947           --           --
  Proceeds from issuance of common stock                      --           --          200
  Stockholder distributions                                   --      (23,700)      (2,500)
                                                       ---------    ---------    ---------
Net cash provided by financing activities                646,947      (23,700)      (2,300)
                                                       ---------    ---------    ---------
Net Increase/(decrease) in cash and cash equivalents     (72,203)      11,292       38,105
Cash and cash equivalents at beginning of the period      49,396       38,105           --
                                                       ---------    ---------    ---------
Cash and cash equivalents at end of period             $ (22,807)   $  49,397    $  38,105
                                                       =========    =========    =========

The accompanying notes are an integral part of these financial statements.

eNote.com, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1--The Company and Summary of Significant Accounting Policies:


The Company

Navis Technologies. Ltd. ("Navis") was incorporated on August 13, 1996 under the laws of the State of Delaware. Navis was initially engaged in developing and commercializing communication appliances, electronic point of sale devices and infrared ("IR") subsystems for network computer ("NC") and other "thin client" data retrieval and storage systems. Early in 1998, Navis discontinued its remote control, contract engineering and consulting operations in order to focus exclusively on developing the concept and technology of the TVEmail hardware, software and related server systems.


Revenue recognition

Navis recognizes its revenue as it is earned on contracts. Navis is in the development stage of its product TVEmail. Navis was engaged in the sale of electronic devices from its inception until its development of the TVEmail product. Navis expects to launch this product late in the fourth quarter of 1999 with widespread deployment commencing in the first quarter of 2000. Navis is not considered to be a development stage enterprise.


Fair value of financial instruments

Navis' financial instruments, including cash, cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.


Property and equipment

Property and equipment are stated at historical cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally five years or less for equipment and furniture, and the lease term for building improvements.


Product Development Costs

Navis' development of TVEmail includes the development of internal software as well as the purchase of software from third parties. Costs of third party software are capitalized. All costs in the software development process which are classified as research and development are expensed as incurred.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.


Note 2--Income Taxes:

Income taxes on net earnings are payable personally by the stockholders pursuant to an election under subchapter S of the Internal Revenue Code not to have Navis taxed as a corporation. Accordingly, no provision has been made for income taxes.


Note 3--Borrowings:


Notes Payable

Notes payable consists of amounts payable to various individuals and a former shareholder and President of Navis who is currently a shareholder and President of Navis' sole shareholder -- eNote.com Inc. ("eNote"). Such loans are unsecured and are short-term in nature.

                                December 31, 1998
                                                       -----------------
Unsecured stockholder loans, 12% interest                $  196,947
Convertible debentures, 12% interest, $1/share
    conversion rate                                         450,000
                                                         ==========
Total                                                    $  646,947
                                                         ==========

Note 4--Leasing Arrangements:

As of March 31, 1999, Navis occupied office space in a commercial building. Navis' arrangement with the landlord regarding such space (the "Lease") was classified as an operating lease and was an oral month to month arrangement. Under the terms of the Lease, Navis was generally responsible for the payment of property taxes, insurance and maintenance costs related to such property. The rent as of March 31, 1999 was $1,300 per month. Total rent expense was $15,600 in 1998 and $7,800 in 1997.


Note 5--Subsequent Events

On April 5, 1999, eNote acquired Navis in a transaction whereby the stockholders of Navis exchanged all of their Navis stock for 8 million shares of newly issued common stock, par value $.01 per share ("Common Stock"), of eNote, and Navis became a wholly-owned subsidiary of eNote (the "eNote Transaction"). The number of shares issued by eNote in the eNote Transaction was determined by arms-length negotiation between the parties. Before the eNote Transaction, eNote had no material assets, liabilities or business operations. No relationship existed between eNote and Navis prior to the eNote Transaction. In connection with the eNote Transaction, eNote issued 540,000 shares of Common Stock to persons designated by Capston Network Company, 270,000 shares of Common Stock to legal counsel for the parties and 650,000 shares of Common Stock to certain financial consultants as finders' fees. This issuance resulted in a cost of $1,460,000.

At approximately the same time as the eNote Transaction, eNote entered into a Purchase and Sale Agreement with Freidlander International Limited ("Friedlander") dated April 6, 1999 (the "Freidlander Agreement"), whereby eNote sold 5 million shares of convertible preferred stock, par value $.01 per share (the "Preferred Stock"), of eNote, and warrants ("Warrants") to purchase 2 million shares of Common Stock to Friedlander for $5 million in cash (the "Friedlander Transaction"). The Preferred Stock has a liquidation preference of $1 per share, or $5 million in the aggregate, and is convertible into Common Stock on a share-for-share basis. Since the Warrants are exercisable immediately, a dividend of $740,000 has been recognized. The Warrants were assigned a value of $.37 per share based on a Black Scholes valuation.

Since (i) at the time of the eNote Transaction, eNote had had no operations since 1996, (ii) the management of Navis would be the succeeding management of eNote after the eNote Transaction and (iii) the stockholders of Navis would control approximately 80% of the voting stock of eNote after the eNote Transaction (and approximately 53% following the Friedlander Transaction), the eNote Transaction has been accounted for as a reverse merger and not as a business combination. No goodwill has been recorded in connection with the eNote Transaction. As a result, and since the eNote Transaction and the Friedlander Transaction were substantially interrelated, the costs incurred in connection with the eNote Transaction and the Friedlander Transaction have been accounted for as reductions of additional paid-in-capital.

         (b)      Pro Forma Financial Information.

                  Unaudited pro forma financial information required pursuant to
Article 11 of Regulation S-X with respect to the transaction described in Item 2 are set forth on the following pages.


                             Pro Forma Balance Sheet

                                                                eNote.com       Navis          Adjustments      Pro Forma
                                                             March 31, 1999  March 31, 1999    April 6, 1999   April 6, 1999
                                                             --------------  --------------    -------------   -------------
                               ASSETS
Current Assets
  Cash and cash equivalents                                   $        --    $     8,512       $ 5,000,000    $ 5,008,512
  Accounts receivable                                                  --         18,159                --         18,159
  Other current assets                                                 --          5,000                --          5,000
                                                              ------------   -----------       -----------    -----------
Total current assets                                                   --         31,670         5,000,000      5,031,670

Property and equipment, net                                            --         34,197                --         34,197
                                                              ------------   -----------       -----------    -----------
  Total assets                                                $        --    $    65,867       $ 5,000,000    $ 5,065,867
                                                              ============   ===========       ===========    ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY (Deficit)
Current liabilities
  Accounts payable                                            $        --    $    41,982       $        --    $    41,982
  Accrued expenses                                                     --        101,411                --        101,411
  Notes payable                                                        --        810,147                --        810,147
                                                              ------------   -----------       -----------    -----------
  Total current liabilities                                            --        953,540                --        953,540

                                                              ------------   -----------       -----------    -----------
  Total liabilities                                           $        --    $   953,540       $        --        953,540
                                                              ------------   -----------       -----------    -----------
Stockholders' Equity (deficit)
Common stock, $.01 par value, 1,000 shares authorized,
  500 shares issued and outstanding                           $        --    $         5       $        (5)   $        --
Common stock, $.01 par value, 25,000,000 shares authorized,
  10,049,491 issued and outstanding                           $        --    $        --       $   100,495    $   100,495
Convertible Preferred Stock, $.01 par value,
  5,000,000 shares authorized, issued and outstanding on
  6/30/99; 5,000,000 shares authorized, no shares issued or
  outstanding as of 3/31/99                                   $        --    $        --       $    50,000    $    50,000
Common stock warrants                                         $        --    $        --       $   740,000    $   740,000
Additional paid-in capital                                         71,149            195         4,109,510      4,109,705
Retained Earnings                                                 (71,149)      (887,874)               --       (887,874)
                                                              ------------   -----------       -----------    -----------
Total stockholders' equity (deficit)                                   --       (887,674)        5,000,000      5,065,867
                                                              ------------   -----------       -----------    -----------
Total liabilities and stockholders' equity (deficit)          $        --    $    65,867       $ 5,000,000    $ 5,065,867
                                                              ============   ===========       ===========    ===========


                             Pro Forma Statements of Operations

                                                                                                       Consolidated
                                      eNote.com          Navis                        Consolidated    Nine Months Ended
                                    March 31, 1999   Dec 31, 1998       Adjustments   April 6, 1999   Sept. 30, 1999
                                    --------------   --------------    -------------   -------------  -----------------
Net loss                              $        --    $  (175,147)     $        --     $   (175,147)     $        --
                                      -----------    -----------      -----------     ------------      -----------
Operating expenses:
  Selling, general and administrative      38,267        714,560               --          752,827        1,598,459
                                      -----------    -----------      -----------     ------------      -----------
Total operating expenses                   38,267        714,560               --          752,827       (1,598,459)
                                      -----------    -----------      -----------     ------------      -----------
Net loss                              $   (38,267)   $  (889,707)     $        --     $   (927,974)      (1,598,459)
Preferred stock dividend                       --             --               --               --          740,000
                                      -----------    -----------      -----------     ------------      -----------
Net loss applicable to shareholders   $   (38,267)   $  (889,707)     $        --     $   (927,974)     $(2,338,459)
                                      ===========    ===========      ===========     ============      ===========

The accompanying notes are an integral part of these financial statements.

eNote.com Inc.

NOTES TO THE PROFORMA FINANCIAL STATEMENTS

Pro Forma Adjustments:
On April 6, 1999 the Company entered into a reverse merger transaction with Navis Technologies. The objective of the pro forma financial information presented in this form 8-K/A is to show the significant effects on the historic financial information of this transaction. The transaction resulted in the adjustments as reflected on the preceeding pro forma balance sheet in which the Company issued 5,000,000 shares of preferred stock and 2,000,000 common stock warrants for $5,000,000, and became the surviving entity of the merger. This transaction did not effect either revenues or expenses of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       eNOTE.COM INC.


                                       By:/s/ John R. Varsames
                                       -----------------------
                                          John R. Varsames
                         President and Chief Executive Officer


Date:  February 14, 2000